Exhibit 99.1
CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Q2 Results 2007
August 10, 2007 – Guernsey, British Isles – CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today reported results for the six months ending June 30, 2007.
Please see the tables attached to this release.
The Form 10-Q filed with the Securities and Exchange Commission in the United States can be accessed at the following link;
http://www.sec.gov/Archives/edgar/data/310316/000115697307001226/0001156973-07-001226-index.htm
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Selected Financial Information
Consolidated Condensed Statements of Operations
Expressed in United States dollars

	Unaudited		Unaudited
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Expressed in United States dollars)
Operating Revenues from Continuing Operations:
Oil and gas sales	$2,915,000	$1,303,132	$3,361,847	$2,002,077

	2,915,000	1,303,132	3,361,847	2,002,077

Operating Expenses:
Field operating expenses	443,873	484,000	674,424	894,159
Direct project costs	166,188	173,509	342,834	442,497
Selling, general and administrative	1,697,483	2,621,101	3,426,285	4,919,041
Depreciation, depletion and amortization	1,111,364	719,026	1,377,075	1,530,928

	3,418,907	3,997,636	5,820,618	7,786,625

Operating Loss from Continuing Operations	(503,907)	(2,694,504)	(2,458,771)	(5,784,548)

Other Income (Expense):
Interest income	76,930	59,973	186,817	207,430
Interest and amortization of debt discount and expense	(1,934,771)	(1,518,787)	(4,162,765)	(2,581,676)
Loss on debt extinguishment	(6,534,666)	—	(6,534,666)	—
Foreign exchange gains (losses)	(11,392)	(113,305)	(31,309)	(138,051)
Other	262,386	(68,680)	263,871	(116,448)

Total Other Expense	(8,141,513)	(1,640,799)	(10,278,052)	(2,628,745)

Loss from Continuing Operations Before Taxes	(8,645,420)	(4,335,303)	(12,736,823)	(8,413,293)
Income taxes	—	—	—	—

Loss from Continuing Operations	(8,645,420)	(4,335,303)	(12,736,823)	(8,413,293)

Net Income from Discontinued Operations, net of taxes	13,754,777	1,630,267	11,549,558	249,115

Net Income (Loss)	$5,109,357	$(2,705,036)	$(1,187,265)	$(8,164,178)

Weighted average number of common shares outstanding
- Basic	238,503,148	224,108,606	238,303,156	223,780,717

- Diluted	240,703,127	224,108,606	238,303,156	223,780,717

Basic Net Income (Loss) Per Common Share
- from continuing operations	$(0.04)	$(0.02)	$(0.05)	$(0.04)
- from discontinued operations	$0.06	$0.01	$0.05	$0.00

Basic Net Income (Loss) Per Common Share	$0.02	$(0.01)	$(0.00)	$(0.04)

Diluted Net Loss Per Common Share
- from continuing operations	$(0.04)	$(0.02)	$(0.05)	$(0.04)
- from discontinued operations	$0.06	$0.01	$0.05	$0.00

Diluted Net Loss Per Common	$0.02	$(0.01)	$(0.00)	$(0.04)

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Selected Financial Information
Consolidated Condensed Balance Sheets
Expressed in United States dollars

	June 30,	December 31,
	2007	2006
	(Expressed in United States dollars)
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$7,270,981	$14,689,289
Restricted cash	—	299,777
Accounts receivable	82,443	503,953
Crude oil inventory	336,304	452,500
Prepayments	720,112	2,254,563
Assets to be disposed	6,919	5,965,341
Securities held for sale	22,374,016	—
Other current assets	166,790	163,561

Total current assets	$30,957,565	$24,328,984

Non Current Assets
Prepaid financing fees	209,947	288,632
Assets to be disposed	—	24,560,166

Capital assets, net (including unevaluated amounts of $60,089,297 and $55,097,099, respectively)	92,387,278	87,307,700

Total Assets	$123,554,790	$136,485,482

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable — trade	$1,277,933	$3,672,731
Deferred revenue	—	484,515
Accrued liabilities	6,173,137	6,918,468
Liabilities to be disposed	372,374	1,625,282

Total current liabilities	$7,823,444	$12,700,996

Long term debt	28,767,431	37,264,270
Other non current liabilities	580,707	1,260,079
Provision for future site restoration	215,460	205,200
Liabilities to be disposed	—	3,566,055

Total Liabilities	$37,387,042	$54,996,600

Temporary Equity	$2,119,530	$2,119,530

Stockholders’ equity:
Common stock, par value $0.10; authorized - 375,000,000 shares at March 31, 2007 and December 31, 2006; shares issued, issuable and outstanding - 238,520,974 at June 30, 2007 and 237,145,974 at December 31, 2006	23,852,096	23,714,596
Capital in excess of par value	239,125,744	233,397,113
Accumulated deficit	(178,929,622)	(177,742,357)

Total stockholders’ equity	$84,048,218	$79,369,352

Total Liabilities, Temporary Equity and Stockholders’ Equity	$123,554,790	$136,485,482

For more information please contact:
USA
Sabin Rossi, VP External Affairs and Investor Relations
CanArgo Energy Corporation
Tel : +1 617 669 1841
Fax : +1 617 973 6406
e-mail: sabin@canargo.com
NORWAY
Eric Cameron
Gambit H&K AS
Tel: +47 22 04 82 11